Exhibit 99.2
Analog Devices Raises Quarterly Dividend by 8% and Increases Share Repurchase Authorization by $10 Billion

WILMINGTON, Mass.--Feb. 18, 2025--Analog Devices, Inc. (NASDAQ: ADI), a global semiconductor leader, today announced that its Board of Directors voted to increase its quarterly dividend by 8% to $0.99 per outstanding share of common stock, marking twenty-one consecutive years of higher dividends. Additionally, the Board of Directors authorized the company to repurchase an additional $10.0 billion of its common stock, bringing the total remaining share repurchase authorization to approximately $11.5 billion. Under the share repurchase program, the company may repurchase outstanding shares of its common stock from time to time on the open market or through privately negotiated transactions. ADI management will determine the timing and number of shares to be repurchased.

“ADI’s resilient business model and track record of delivering profitable growth enables our return of 100% of free cash flow to shareholders over the long term,” said Vincent Roche, CEO and Chair. “Over the 21 years of our capital return program, we have paid dividends amounting to more than $13 billion and repurchased approximately $16 billion of our common stock. We have delivered this tremendous shareholder return while continuing to invest vigorously in our cutting-edge product portfolio, agile hybrid manufacturing network, and customer-centric service model, enhancing our ability to deliver even more attractive cash returns to our investors in the future.”

The dividend increase is effective with the dividend payable on March 17, 2025, to shareholders of record as of the close of business on March 4, 2025.

About Analog Devices, Inc.
Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, and software technologies into solutions that help drive advancements in digitized factories, mobility, and digital healthcare, combat climate change, and reliably connect humans and the world. With revenue of more than $9 billion in FY24 and approximately 24,000 people globally, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and Twitter (X).

Forward Looking Statements
This press release contains forward-looking statements regarding, among other things, the timing and amount of cash dividends and share repurchases, return of free cash flow, reinvesting in our business, delivering value to shareholders and our financial position in the future. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: economic, political, legal and regulatory uncertainty or conflicts; changes in demand for semiconductor products; manufacturing delays, product and raw materials availability and supply chain disruptions; products that may be diverted from our authorized distribution channels; changes in export classifications, import and export regulations or duties and tariffs; our development of technologies and research and development investments; our future liquidity, capital needs and capital expenditures; our ability to compete successfully in the markets in which we operate; our ability to recruit and retain key personnel; risks related to acquisitions or other strategic transactions; security breaches or other cyber incidents; risks related to the use of artificial intelligence in our business operations, products, and services; adverse results in litigation matters; reputational damage; changes in our estimates of our expected tax rates based on current tax law; risks related to our indebtedness; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future; factors impacting our ability to repurchase shares; and uncertainty as to the long-term value of our common stock. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Contact
Michael Lucarelli
Vice President, Investor Relations
Analog Devices, Inc.
781-461-3282
investor.relations@analog.com